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                                                                    EXHIBIT 23.7


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to be named in the Registration Statement on Form S-4 of Saratoga Resources, Inc. as a person who is about to become a director of Saratoga Resources, Inc. if the mergers described therein are consummated.


                                          /s/ Steven L. Ditman
                                          -------------------------------------
                                          Name: Steven L. Ditman





Dated: May 13, 1999